     As filed with the Securities and Exchange Commission on July 27, 1999

                                                        Registration No. 333-___

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                          ___________________________
                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                           METRO-GOLDWYN-MAYER INC.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                                           95-4605850
     (State or Other Jurisdiction                           (I.R.S. Employer
  of Incorporation or Organization)                      Identification Number)

     2500 Broadway Street                                       90404
   Santa Monica, California  90404                             (Zip Code)
     (Address of Principal Executive Offices)


                Amended and Restated 1996 Stock Incentive Plan
                           (Full Title of the Plans)

                              ROBERT BRADA, ESQ.
                 Executive Vice President and General Counsel
                           METRO-GOLDWYN-MAYER INC.
                             2500 Broadway Street
                        Santa Monica, California  90404
                    (Name and Address of Agent for Service)
                                (310) 449-3000
         (Telephone Number, Including Area Code, of Agent for Service)
                           ________________________
                                  Copies to:
                             BRUCE D. MEYER, ESQ.
                          Gibson, Dunn & Crutcher LLP
                            333 South Grand Avenue
                        Los Angeles, California  90071
                                (213) 229-7000

===============================================================================
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of Securities                 Amount to be         Proposed Maximum               Proposed Maximum            Amount of
to be registered                     Registered (1)    Offering Price Per Share (2)   Aggregate Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
 per share (3)                     7,932,400                $14.90                        $118,192,760               $32,858
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
 per share (3)                     7,750,000                 30.00                         232,500,000                64,635
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
 per share (3)                     6,192,535                $20.31                         125,770,386(4)             34,964
---------------------------------------------------------------------------------------------------------------------------------
Total                             21,874,935                                              $476,463,146              $132,457
---------------------------------------------------------------------------------------------------------------------------------

 (1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
 (2) Estimated solely for the purpose of determining the registration fee.
 (3) The Amended and Restated 1996 Stock Incentive Plan ("1996 Stock Incentive Plan") of Metro-Goldwyn-Mayer Inc. (the "Company") authorizes the issuance of 30,000,000 shares of the Company's Common Stock, 8,125,065 of which were previously registered on Form S-8 (No. 333-52953) filed with the Securities Exchange Commission on May 18, 1999. Of the 21,874,935 shares being registered hereunder for issuance pursuant to the 1996 Stock Incentive Plan, approximately 7,932,400 are subject to presently outstanding options exercisable at $ 14.90 per share and approximately 7,750,000 are subject to presently outstanding options exercisable at $
      30.00 per share. The remaining 6,192,535 shares are not subject to outstanding awards.
 (4) Calculated pursuant to Rules 457(c) and 457(h)(1) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 23, 1999, which was $20.31.
===============================================================================

              INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                 BY REFERENCE

     Metro-Goldwyn-Mayer Inc. (the "Company") filed a Registration Statement on Form S-8 (File No. 333-52953) with the Securities and Exchange Commission (the "Commission") on May 18, 1998 covering the registration of 8,125,065 shares initially authorized for issuance under the Company's Amended and Restated 1996 Stock Incentive Plan (the "1996 Stock Incentive Plan"). An amendment to the 1996 Stock Incentive Plan to increase the number of shares authorized under the Plan by 21,874,935 shares was authorized by the Company's Board of Directors and was approved by the stockholders on July 13, 1999. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register the additional 21,874,935 shares authorized under the 1996 Stock Incentive Plan. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.



                                    PART I

Item 1. Plan Information.

        Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

Item 2. Registration Information and Employee Plan Annual Information.

        Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents of the Company heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

        (1) the Company's annual report on Form 10-K for the year ended December 31, 1998, filed on March 30, 1999;

        (2) the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999, filed on May 17, 1999;

        (3) the Company's Definitive Proxy Statement dated June 15, 1999 for the Annual Meeting of Stockholders held on July 13, 1999; and

        (4) the description of the Common Stock set forth under the caption "Description of Capital Stock" in the Company's Registration Statement on Form 8-A (File No. 1-13481), as filed with the Commission on October 14, 1997, together with any amendment or report filed with the Commission for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

        Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        As permitted by applicable provisions of the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation contains a provision eliminating, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the liability of a director to the Company and its stockholders for monetary damages for breaches of fiduciary duty as a director. However, in accordance with the DGCL, such provision does not limit the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) payment of dividends, stock purchases or redemptions that violate the DGCL or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

        The Certificate of Incorporation and Bylaws of the Company also provide that, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the Company will indemnify each of the officers and directors of the Company (or their estates, if applicable), and may indemnify any employee or agent of the Company (or their estates, if applicable), who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was an officer, director, employee or agent of the Company or is or was serving at the request of Company as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company will so indemnify such officer or director, and may so indemnify such employee or agent (if indemnification is authorized by the Board of Directors), in the case of such actions (whether or not by or in the right of the Company) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding other than by or in the right of the Company, had no reasonable cause to believe such person's conduct was unlawful. With respect to indemnification other than by or in the right of the Company, the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful. No indemnification will be made in connection with actions by or in the right of the Company in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. In addition, to the fullest extent permitted by the DGCL, expenses (including attorneys' fees), judgments, fines incurred by and amount paid in settlement may be advanced by the Company prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on the behalf of such director, officer, employee or agent to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized in accordance with the DGCL and the Company's Certificate of Incorporation. The Company's Certificate of Incorporation and Bylaws also state that such indemnification is not exclusive of any other rights of the indemnified party, including rights under any indemnification agreements or otherwise.

        The Company currently maintains insurance on behalf of its officers and directors against any liability which may be asserted against any such officer or director in his or her capacity as such, subject to certain customary exclusions. The amount of such insurance coverage is deemed by the Board of Directors to be adequate to cover any such liability.

        The Company has entered into indemnification agreements with its directors, its executive officers and certain other officers providing for indemnification by the Company, including in circumstances in which indemnification is otherwise discretionary under Delaware law. These agreements constitute binding agreements between the Company and each of the other parties thereto, thus preventing the Company from modifying its indemnification policy in a way that is adverse to any person who is a party to such an agreement.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        3.1 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.

        5.1   Opinion of Gibson, Dunn & Crutcher LLP.

        23.1  Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

        23.2  Consent of Arthur Andersen LLP.

        24.1  Power of Attorney (included on the signature page hereof).

        99.1 Amended and Restated 1996 Stock Incentive Plan and form of related Stock Option Agreement (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 (File No. 333-35411), filed with the Commission on September 11, 1997, as amended).

        99.2  Amendment No. 1 to Amended and Restated 1996 Stock Incentive Plan.

        99.3 Form of Employee Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 99.3 to the Company's Registration Statement on Form S-8 (File No. 333-52953), filed with the Commission on May 18, 1998).

Item 9. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, State of California, on this 27th day of July, 1999.

                                   METRO-GOLDWYN-MAYER INC.

                                   By: /s/ Robert Brada
                                       -------------------------
                                             Robert Brada
                                         Executive Vice President
                                           and General Counsel

     Each person whose signature appears below constitutes and appoints Daniel
J. Taylor and Robert Brada, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

             Signatures                               Title                          Date
------------------------------------  -------------------------------------  ---------------------

/s/ Alex Yemenidjian                  Chairman of the Board of Directors              July 27, 1999
----------------------------          and Chief Executive Officer
Alex Yemenidjian                      (Principal Executive Officer)


/s/ Christopher J. McGurk              Vice Chairman, Chief Operating                 July 27, 1999
----------------------------           Officer and Director
Christopher J. McGurk

/s/ Daniel J. Taylor                   Chief Financial Officer (Principal             July 27, 1999
----------------------------           Financial and Accounting Officer)
Daniel J. Taylor

/s/ James D. Aljian                    Director                                       July 27, 1999
----------------------------
James D. Aljian

/s/ Francis Ford Coppola               Director                                       July 27, 1999
----------------------------
Francis Ford Coppola

/s/ Willie D. Davis                    Director                                       July 27, 1999
----------------------------
Willie D. Davis

/s/ Alexander M. Haig, Jr.             Director                                       July 27, 1999
----------------------------
Alexander M. Haig, Jr.

/s/ Kirk Kerkorian                     Director                                       July 27, 1999
----------------------------
Kirk Kerkorian

/s/ Frank G. Mancuso                   Director                                       July 27, 1999
----------------------------
Frank G. Mancuso

/s/ Jerome B. York                     Director                                       July 27, 1999
----------------------------
Jerome B. York

                                 EXHIBIT INDEX

Exhibit        Description
-------        -----------
3.1            Certificate of Amendment to the Amended and Restated Certificate
               of Incorporation of the Company

5.1            Opinion of Gibson, Dunn & Crutcher LLP.

23.1           Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2           Consent of Arthur Andersen LLP.

24.1           Power of Attorney (included on the signature page hereof).

99.1 Amended and Restated 1996 Stock Incentive Plan and form of related Stock Option Agreement (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 (File No. 333-35411), filed with the Commission on September 11, 1997, as amended).

99.2           Amendment No.1 to Amended and Restated 1996 Stock Incentive Plan.

99.3 Form of Employee Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 99.3 to the Company's Registration Statement on Form S-8 (File No. 333-52953), filed with the Commission on May 18, 1998).